UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 11, 2025

OVID THERAPEUTICS INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38085	46-5270895
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

441 Ninth Avenue, 14th Floor New York, New York		10001
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: 646-661-7661
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	OVID	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 2.02    Results of Operations and Financial Condition.
On November 12, 2025, Ovid Therapeutics Inc. (the “Company”) issued a press release announcing a planned leadership succession, business updates and third quarter 2025 financial results. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information provided in this Item 2.02, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 11, 2025, the Company’s Board of Directors appointed Margaret “Meg” Alexander, the Company’s President and Chief Operating Officer, as Chief Executive Officer of the Company and as a Class II member of the Company’s Board of Directors (the “Board”), effective January 1, 2026 (the “Effective Date”). Ms. Alexander succeeds Dr. Jeremy M. Levin, who has served as Chief Executive Officer of the Company since 2015 and will continue with the Company as Executive Chairman following the Effective Date. Upon the Effective Date, Ms. Alexander will retain her position as President of the Company but will no longer serve as Chief Operating Officer of the Company.
Biographical and other information about Ms. Alexander can be found in the section of the Company’s 2025 Proxy Statement, filed with the Securities and Exchange Commission on May 22, 2025, entitled “Executive Officers,” which is incorporated by reference herein.
There is no family relationship between Ms. Alexander and any other person that would require disclosure under Item 401(d) of Regulation S-K. Ms. Alexander is also not a party to any transactions that would require disclosure under Item 404(a) of Regulation S-K.
In connection with Ms. Alexander’s appointment, on November 11, 2025, the Company entered into an Amended and Restated Employment Agreement with Ms. Alexander (the “Alexander Employment Agreement”), which agreement will become effective on January 1, 2026. The Alexander Employment Agreement provides for: (i) an annual base salary of $625,000, (ii) an annual cash incentive bonus with a target bonus opportunity of 55% of annual base salary, with the actual amount earned based on actual achievement against performance metrics to be established by the Board or the Compensation Committee and (iii) reimbursement for legal fees incurred in connection with negotiating the Alexander Employment Agreement of up to $35,000. Additionally, following her appointment, subject to the receipt of any required approvals, Ms. Alexander will be granted a stock option to purchase 890,000 shares of the Company’s common stock pursuant to the Company’s 2017 Equity Incentive Plan. This stock option will have (a) a vesting commencement date of January 1, 2026, (b) an exercise price per share based on the per share fair market value of a Company share on the date of grant, and (c) a term of 10 years from the grant date. Twenty-five percent of the shares subject to the option will vest on the one-year anniversary of the vesting commencement date, and the remainder will vest in 36 equal monthly installments thereafter, subject to Ms. Alexander’s continued service with the Company.
Pursuant to the Alexander Employment Agreement, Ms. Alexander is eligible to receive the following severance payments and benefits upon an “involuntary termination without cause” or “resignation for good reason” (each term as defined in the Alexander Employment Agreement), contingent upon Ms. Alexander’s delivery to the Company of a satisfactory release of claims: (i) a severance amount equal to the sum of Ms. Alexander’s monthly base salary, multiplied by 12, payable over 12 months following termination in accordance with the Company’s standard payroll procedures and (ii) a monthly taxable cash payment equal to the premiums for Ms. Alexander, her spouse and any dependents for coverage under the Company’s group health plan in effect on the termination date, grossed up for all taxes owed by Ms. Alexander on such payment, for up to 12 months following termination. Additionally, if such termination is within the three months prior to, upon or within 12 months following a “change in control” (as defined in the Alexander Employment Agreement), in lieu of the severance payments and benefits described above, Ms. Alexander is eligible to receive the following severance payments and benefits, contingent upon Ms. Alexander’s delivery to the Company of a satisfactory release of claims: (i) a severance amount equal to the sum of Ms. Alexander’s monthly base salary and monthly bonus payment (based on the bonus paid to Ms. Alexander in the year prior to termination, divided by 12), multiplied by 18, payable over 18 months following termination in accordance with the Company’s standard payroll procedures, (ii) a monthly taxable cash payment equal to the premiums for Ms. Alexander, her spouse and any dependents for coverage under the Company’s group health plan in effect on the termination date, grossed up for all taxes owed by Ms. Alexander on such payment, for up to 18 months following termination, (iii) any unvested shares underlying Ms. Alexander’s options will become fully vested and exercisable and any reacquisition or repurchase rights applicable to any shares issued or issuable to Ms. Alexander under any other stock award pursuant to any equity incentive plan of the Company will lapse and (iv) administrative and secretarial support and outplacement services for up to 12 months following termination.
In connection with Dr. Levin’s transition to Executive Chairman, on November 11, 2025, the Company entered into an Amended and Restated Employment Agreement with Dr. Levin (the “Levin Employment Agreement”), which agreement will become effective on January 1, 2026. The Levin Employment Agreement has a three-year term (the “Levin Term”). After expiration of the Levin Term, the Compensation Committee of the Board may determine to allow Dr. Levin to transition to the role of non-employee Chairman of the Board. Pursuant to the Levin Employment Agreement, Dr. Levin will be eligible to receive during the term of his employment: (i) an annual base salary of $430,000, (ii) an annual cash incentive bonus with a target bonus opportunity of 50% of annual base salary, with the actual amount earned based on actual achievement against performance metrics to be established by the Company and (iii) reimbursement for legal fees incurred in connection with negotiating the Levin Employment Agreement of up to $35,000. The terms of the Levin Employment Agreement are otherwise substantially similar to the terms of his existing Executive Employment Agreement, dated June 2, 2015, including his entitlements upon a termination of employment and on a change in control.
The foregoing descriptions of the employment arrangements do not purport to be complete and are qualified in their entirety by reference to the complete text of the agreements, copies of which will be included as exhibits to the Company’s Annual Report on Form 10-K.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibit

Exhibit No.	Description

99.1	Press Release, dated November 12, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVID THERAPEUTICS INC.

By:	/s/ Jeffrey Rona
Jeffrey Rona
Chief Business and Financial Officer (Principal Financial and Accounting Officer)
Dated: November 12, 2025